FORM 4
CONTINUATION SHEET
Item 1: Questor Partners Fund II, L.P. (Designated Filer)
Item 2: Aegis Communications Group, Inc. (AGIS.OB)
Item 4: November 5, 2003
EXPLANATION OF RESPONSE
The general partner of Questor Partners Fund II, L.P., a Delaware limited partnership ("Questor Partners II") is Questor General Partner II, L.P., a
Delaware limited partnership ("QGP II").  The general partner of QGP II, Questor
Side-by-Side Partners II, L.P., a Delaware limited partnership ("Questor SBS II")
and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership ("Questor 3(c)(1)") is Questor Principals II, Inc., a Delaware
corporation ("Questor Principals").  Questor Management Company LLC, a Delaware
limited liability company ("Questor Management", and, together with the Questor
Funds, QGP II and Questor Principals, the "Questor Entities"), conducts the day-
to-day management of the Questor Entities.  QGP II, Questor Principals and
Questor Management may be deemed to have indirect beneficial interests in the securities reported herein.  Each of QGP II, Questor Principals and Questor
Management disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.
The controlling shareholder of Questor Principals and the ultimate controlling holder of membership interests of Questor Management is Mr. Jay Alix.  Mr. Alix has indirect beneficial interests in a portion of the securities reported herein as a result of his ownership interests in the Questor Entities.  Mr. Alix disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein.
JOINT FILER INFORMATION
The following entities are jointly filing this Form 4 with Questor Partners Fund II,
L.P.:
(1) Questor Side-by-Side Partners II, L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(2) Questor Side-by-Side Partners II 3(c)(1), L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(3) Questor General Partner II, L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(4) Questor Principals II, Inc.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(5) Questor Management Company, LLC
2000 Town Center, Suite 2450, Southfield, MI 48075
(6) Mr. Jay Alix
2000 Town Center, Suite 2450, Southfield, MI 48075
SIGNATURE PAGE
QUESTOR PARTNERS FUND II, L.P.
a Delaware limited partnership
By: Questor General Partner II, L.P.
its General Partner
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
a Delaware limited partnership
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR SIDE-BY-SIDE PARTNERS II
3(C)(1), L.P.
a Delaware limited partnership
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR GENERAL PARTNER II, L.P.
a Delaware limited partnership
By: Questor Principals II, Inc.
its General Partner
By:  *
QUESTOR PRINCIPALS II, INC.
a Delaware corporation
By:  *
QUESTOR MANAGEMENT COMPANY, LLC
a Delaware limited liability company
By:  **

 ***
Jay Alix

Robert D. Denious is signing in the following capacities:
 * As Managing Director of Questor Principals II, Inc.
 ** As Managing Director of Questor Management Company LLC
 *** As Attorney-in-Fact

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